                                                          FEDERAL IDENTIFICATION
                                                          NO. 04-2258582


                       The Commonwealth of Massachusetts
                            William Francis Galvin
                         Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                       RESTATED ARTICLES OF ORGANIZATION
                   (General Laws, Chapter 156B, Section 74)


We, Mark, V.B. Tremallo, *Vice President, and Peter B. Tarr, *Clerk of Dynatech Corporation located at Three New England Executive Park, Burlington, MA 01803 do hereby certify that the following Restatement of the Articles of Organization was duly adopted at a meeting held on May 21, 1998 by a vote of the directors/or: 12,795,431 shares of Common of 16,864,434 shares outstanding, 0 shares of Preferred Series A., Jr. Participating Cumulative Preferred of 0 shares outstanding, and ___ shares of __________ of __________ shares outstanding, /**/

being at least a majority of each type, class or series outstanding and entitled to vote thereon: / /**/ being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:

                                   ARTICLE I

             The name of the corporation is:  Dynatech Corporation.


                                   ARTICLE II

      The purpose of the corporation is to engage in the following business activities: To carry on any engineering, research, consulting, development, manufacturing, mercantile, selling, management, service or other business operation or activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts.*





*  Delete the inapplicable words.    **  Delete the inapplicable clause.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

                                  ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

--------------------------------------------------------------------------------
        WITHOUT PAR VALUE                        WITH PAR VALUE
--------------------------------------------------------------------------------
    TYPE      NUMBER OF SHARES     TYPE     NUMBER OF SHARES     PAR VALUE
--------------------------------------------------------------------------------
   Common:       200,000,000      Common:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Preferred:                       Preferred:     100,000           $1.00
--------------------------------------------------------------------------------


                                  ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class. See pages 2A-2G.


                                   ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are: None.


                                  ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders: See pages 2H-2M.*





**  If there are no provisions state "None".


Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate articles of amendment.

                                   Article IV
                                   ----------

          A description of each of the different classes of stock with the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof is as follows:

                            SERIAL PREFERENCE STOCK
                            -----------------------

          1.  Issuance.  The Serial Preference Stock may from time to time be
              --------
divided into and issued in one or more series. The different series shall be established and designated, and the variations in the relative rights and preferences as between the different series shall be fixed and determined by the Board of Directors as provided in Section 2 hereof. In all other respects all shares of Serial Preference Stock shall be identical.

          The Serial Preference Stock may be issued from time to time by authority of the Board of Directors for such consideration as from time to time may be fixed by vote of the Board of Directors providing for the issue of such stock.

          2.  Rights and Privileges.  The Board of Directors is hereby expressly
              ---------------------
authorized, subject to the provisions of these Articles of Organization, to establish one or more series of Serial Preference Stock and, with respect to such series, to fix and determine by vote providing for the issue of such series:

          (a) the number of shares to constitute such series and the distinctive designation thereof;

          (b) the dividend rate on the shares of such series and the dividend payment dates;

          (c) whether or not the shares of such series shall be redeemable, and, if redeemable, the redemption prices which the shares of such series shall be

                                      2A
     entitled to receive and the terms and manner of redemption;

          (d) the preferences, if any, and the amounts which the shares of such series shall be entitled to receive and all other special or relative rights of the shares of such series, upon the voluntary and involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

          (e) whether or not the shares of such series shall be subject to the operation of retirement or sinking funds to be applied for redemption of such shares and, if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

          (f) whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated in such vote;

          (g) whether or not the shares of such series shall have voting rights, and, if so, the conditions under which the shares of such series shall vote as a separate class; and

          (h) such other designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series to the full extent now or hereafter permitted by the laws of the Commonwealth of Massachusetts.

Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series.


                                      2B

          3.  Dividends.  Holders of Serial Preference Stock shall be entitled
              ---------
to receive, when and as declared by the Board of Directors but only out of funds legally available for the payment of dividends, cash dividends (which may be cumulative) at the annual rates fixed by the Board of Directors for the respective series and no more, payable on such dates in each year as the Board of Directors shall fix for the respective series as provided in subsection 2(b) (hereinafter referred to as "dividend dates"). Until all accrued dividends on all series of Serial Preference Stock which bear cumulative dividends have been declared and set apart for payment through the last preceding dividend date set for all such series, no cash payment or distribution shall be made to holders of any other class of Stock of the Corporation. Dividends on shares of Serial Preference Stock of any series which bears cumulative dividends shall accumulate from and after the day on which such shares are issued, but arrearages in the payment of dividends on any shares of Serial Preference Stock shall not bear interest. No dividend shall be declared and set apart for payment on any series of Serial Preference Stock in respect of any dividend period unless there shall likewise be declared and set apart for payment on all shares of Serial Preference Stock of each series at the time outstanding such dividends as would be payable on the said shares through the last preceding dividend date if all dividends were declared and paid in full. Nothing herein contained shall be deemed to limit the right of the Corporation to purchase or otherwise acquire at any time any shares of its capital stock; provided that no shares of capital stock shall be repurchased at any time when accrued dividends on any series of Serial Preference Stock which bears cumulative dividends remain unpaid for any period to any including the last preceding dividend date.

          For purposes of these Articles of Organization, and of any vote fixing the terms of any series of Serial Preference Stock the amount of dividends "accrued" on any share of Serial Preference Stock of any series as at any dividend date which bears cumulative dividends shall be


                                      2C
deemed to be the amount of any unpaid dividends accumulated thereon to and including such dividend date, whether or not earned or declared, and the amount of dividends "accrued" on any such share of Serial Preference Stock of any series which bears cumulative dividends as at any date other than a dividend date shall be calculated as the amount of any unpaid dividends accumulated thereon to and including the last preceding dividend date, whether or not earned or declared, plus an amount computed, on the basis of 360 days per annum, for the period after such last preceding dividend date to and including the date as of which the calculation is made at the annual dividend rate fixed for the shares of such series.

          4.  Preference Upon Dissolution.  Upon the dissolution of, or upon any
              ---------------------------
distribution of the assets of, the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for any other class of stock, the holders of Serial Preference Stock shall be entitled to payment of the amount of the preference payable upon such dissolution of, or distribution of the assets of, the Corporation fixed by the Board of Directors for the respective series as provided in subsection 2(d), and shall be entitled to no further payment. If upon any such dissolution or distribution the assets of the Corporation shall be insufficient to pay in full to the holders of the Serial Preference Stock the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among the holders of each series of Serial Preference Stock ratably in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. The voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Corporation, the merger or consolidation of the Corporation into or with any other Corporation, or the merger of any other corporation into it, shall not be deemed to be a dissolution of, or a distribution of the assets of, the Corporation, for the purpose of this Section 4.


                                      2D

          5.  Redemption.  In the event that and during the period in which the
              ----------
Serial Preference Stock of any series shall be redeemable, then, at the option of the Board of Directors, the Corporation from time to time may redeem all or any part of the outstanding shares of such series at the redemption price and upon the terms and conditions fixed by the Board of Directors as provided in subsection 2(c) (the sum so payable upon any redemption of Serial Preference Stock being herein referred to as the "redemption price"); provided, that not less than 30 days previous to the date fixed for redemption notice of the time and place thereof shall be mailed to each holder of record of the shares so to be redeemed at his address as shown by the records of the Corporation; and provided, further, that in case of redemption of less than all of the outstanding shares of any series of Serial Preference Stock the shares to be redeemed shall be chosen by lot or in such equitable manner as may be prescribed by the Board of Directors. At any time after notice of redemption shall have been mailed as above provided but before the redemption date, the Corporation may deposit the aggregate redemption price in trust with a bank or trust company in New York, New York, Boston, Massachusetts, or any other city in which the Corporation shall at that time maintain a transfer agency with respect to any class of its stock, having capital, surplus and undivided profits of at least $5,000,000, and named in such notice. Upon the making of such deposit, or if no such deposit is made then upon such redemption date (unless the Corporation shall default in making payment of the redemption price), holders of the shares of Serial Preference Stock called for redemption shall cease to be stockholders with respect to such shares notwithstanding that any certificate for such shares shall not have been surrendered; and thereafter such shares shall no longer be transferable on the books of the Corporation and such holders shall have no interest in or claim against the Corporation with respect to said shares, except the right (a) to receive payment of the redemption price upon surrender of their
           -
certificates, or (b) to exercise on or before the date fixed for redemption the
                  -
rights, if any, not


                                      2E
theretofore expiring, to convert the shares so called for redemption into, or to exchange such shares for, shares of stock of any other class or classes of stock of the Corporation. Any funds deposited in trust as aforesaid which shall not be required for such redemption, because of the exercise of any right of conversion subsequent to the date of such deposit or otherwise, shall be returned to the Corporation forthwith. The Corporation shall be entitled to receive from any such bank or trust company the interest, if any, allowed on any moneys deposited pursuant to this Section, and the holders of any shares so redeemed shall have no claim to any such interest. Any funds so deposited by the Corporation and unclaimed at the end of five years from the date fixed for such redemption shall be repaid to the Corporation upon its request, after which repayment the holders of such shares who shall not have made claim against such moneys prior to such repayment shall be deemed to be unsecured creditors of the Corporation, but only for a period of two years from the date of such repayment (after which all rights of the holders of such shares as unsecured creditors or otherwise shall cease), for an amount equivalent to the amount deposited as above stated for the redemption of such shares and so repaid to the Corporation, but shall in no event be entitled to any interest.

          In order to facilitate the redemption of any shares of Serial Preference Stock, the Board of Directors is authorized to cause the transfer books of the Corporation to be closed as to the shares to be redeemed.

          6.  Retirement.  Any shares of Serial Preference Stock which shall at
              ----------
any time have been redeemed, or which shall at any time have been surrendered for conversion or exchange or for cancellation pursuant to any retirement or sinking fund provisions with respect to any series of Serial Preference Stock, shall be retired and shall thereafter have the status of authorized and unissued shares of Serial Preference Stock undesignated as to series.


                                      2F

                                  COMMON STOCK
                                  ------------

          1.  Issuance.  The Common Stock may be issued from time to time by
              --------
authority of the Board of Directors for such consideration as from time to time may be fixed by vote of the Board of Directors providing for the issue of such stock.

          2.  Dividends.  Holders of Common Stock shall be entitled to receive
              ---------
dividends when and as declared by the Board of Directors but only out of funds legally available for the payment thereof and not until all accrued dividends on all series of Serial Preference Stock which bear cumulative dividends shall have been declared and set apart for payment through the last preceding dividend date set for all such series.

          3.  Preference to Serial Preference Stock Upon Dissolution.  Upon the
              ------------------------------------------------------
dissolution of, or upon any distribution of the assets of, the corporation, the assets, or the proceeds thereof, which are available for distribution to stockholders shall be distributed ratably among the holders of Common Stock after payment to the holders of each series of Serial Preference Stock of the amount of the preference payable upon such dissolution of, or distribution of the assets of, the Corporation.

          4.  Voting Rights.  The Common Stock shall have exclusive voting
              -------------
rights except as otherwise required by law and except to the extent the Board of Directors may, at the time any series of Serial Preference Stock is established, determine that the shares of such series shall have exclusive voting rights or shall vote together as a single class with shares of Common Stock and/or with shares of one or more other series of Serial Preference Stock on all or certain matters. Each share of Common Stock shall be entitled to one vote.


                                      2G

                                   Article VI
                                   ----------

             POWERS OF THE CORPORATION, DIRECTORS AND STOCKHOLDERS
             -----------------------------------------------------

          The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its Directors (as defined below) and stockholders:

          1. The number of Directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of Directors may be filled, and Directors may be removed, as provided in the By-Laws.

          2. The election of Directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by ballot.

          3. All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by these Articles of Organization or by the By-Laws) shall be vested in and exercised by the Board of Directors.

          4. No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a Director, provided that nothing contained in these Articles
                              --------
of Organization shall eliminate or limit the liability of a Director (i) for any
                                                                      -
breach of the Director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional
 --
misconduct or a knowing violation of the law, (iii) under Section 61 or 62 of
                                               ---
the Business Corporation Law of the Commonwealth of Massachusetts (the


                                      2H

"MBCL"), or (iv) for any transaction from which the Director derived an improper
             --
personal benefit.

          No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

          The provisions of this Article shall not eliminate or limit the liability of a Director of the Corporation for any act or omission occurring prior to the date on which this Article became effective.

          If the MBCL is subsequently amended to eliminate or further limit the personal liability of Directors or to authorize corporate action to eliminate or further limit such liability, then the liability of the Directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MBCL as so amended.

          5. The By-Laws of this Corporation may provide that the Directors may make, amend or repeal the By-Laws in whole or in part, except with respect to any provision thereof which by law, the Articles of Organization or the By-Laws requires action by the stockholders.

                                INDEMNIFICATION
                                ---------------

          1.  Definitions.  For purposes of these Articles:
              -----------

          (a) A "Director" or "Officer" means any person serving as a director of the Corporation or in any other office filled by appointment or election by the Directors or the stockholders and also includes (i) a Director or Officer of
                                                     -
the Corporation serving at the request of the Corporation as a director, officer, employee, trustee, partner or other agent of another organization or who serves at its request in any capacity with respect to any employee benefit plan,


                                      2I
and (ii) any person who formerly served as a Director or Officer;
     --

          (b)  "Expenses" means (i) all expenses (including attorneys' fees and
                                 -
disbursements) actually and reasonably incurred in connection with a Proceeding, in being a witness in a Proceeding, or in successfully seeking indemnification under these Articles, and (ii) any judgments, awards, fines or penalties paid by
                           --
a Director or Officer in connection with a Proceeding or amounts paid in settlement of a Proceeding, including any taxes or penalties imposed on such Director or Officer with respect to any employee benefit plan under applicable law; and

          (c) A "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and any claim which could be the subject of a Proceeding.

          2.  Rights to Indemnification.  Except as limited by law, the
              -------------------------
Corporation shall indemnify its Directors and Officers against all Expenses incurred by them in connection with any Proceeding resulting from their serving as an Officer or Director, except that no indemnification shall be provided regarding any matter as to which it shall be adjudicated that such Director or Officer did not act in good faith and in the reasonable belief that his or her action was in the best interests of the Corporation (the "Standard"); for purposes of this Section 2 in connection with service to an employee benefit plan, no Director or Officer shall be deemed to have failed to have acted in accordance with the Standard if he or she acted in good faith in the reasonable belief that his or her action was in the best interests of the participants or beneficiaries of said plan; and provided that as to any matter disposed of by a compromise payment by the Director or Officer seeking indemnification hereunder, pursuant to a consent decree or otherwise, no indemnification shall be provided unless such compromise shall be approved (i) by a majority vote of the Directors
                                          -
who were not parties to such Proceeding, or


                                      2J

(ii) by legal counsel (who may be the counsel regularly employed by the
 --
Corporation) in a written opinion to the effect that such Director's or Officer's actions were not contrary to the Standard or (iii) by vote of a
                                                        ---
majority of stockholders present in person or by proxy at a meeting at which a quorum is present.

          The Board of Directors may, by general vote pertaining to a specific employee or agent or class thereof, authorize indemnification of the Corporation's employees and agents to whatever extent it may determine, which may be in the same manner and to the same extent provided above.

          3.  Advance Payments.  Except as limited by law, expenses of a
              ----------------
Director or Officer shall be paid by the Corporation in advance of the final determination of a Proceeding, no later than 45 days after the written request therefor by said Director or Officer, unless it is determined (i) by a majority
                                                               -
vote of a quorum consisting of the Directors who were not parties to such Proceeding, or (ii) by legal counsel (who may be the counsel regularly employed
                --
by the Corporation) in a written opinion, to the effect that such Director or Officer did not act in accordance with the Standard; provided, however, that such advance shall only be made upon receipt of an undertaking by the Director or Officer to repay the advances if it is ultimately determined that he or she is not eligible to be indemnified, which undertaking may be unsecured and accepted without regard to the financial ability of such Director or Officer to make repayment.

          4.  Insurance.  The Corporation shall have the power to purchase and
              ---------
maintain insurance on behalf of any Director or Officer against any liability or cost incurred by him or her as a Director or Officer or arising out of such status, whether or not the Corporation would have the power to indemnify such Director or Officer against such liability or cost.


                                      2K

          5.  Other Rights and Remedies.  The provisions of these Articles shall
              -------------------------
not be construed to limit the power of the Corporation to indemnify its Officers or Directors to the full extent permitted by law or to enter into specific agreements, commitments or arrangements for indemnification permitted by law.

          The indemnification provided hereunder shall inure to the benefit of the heirs and personal representative of a Director or Officer.

          All rights to indemnification under these Articles shall be deemed to be in the nature of a contractual obligation of the Corporation bargained for by each Director and Officer who serves in such capacity at any time while these Articles or other relevant provisions of the MBCL and other applicable law, if any, are in effect. No repeal or modification of these Articles shall adversely affect any such rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

          In the event that the laws of the Commonwealth of Massachusetts hereafter shall be amended, the effect of which is to modify, change, expand or contract the right or ability of a Massachusetts corporation to provide indemnification to any or all of its Officers or Directors, the Board of Directors of the Corporation shall be authorized to amend the By-Laws of the Corporation to insert therein an indemnification provision not inconsistent with the statutory law of Massachusetts then in effect and any such By-Law provision shall not be invalid or unenforceable by reason of the fact that it is inconsistent with the provisions of these Articles.

                      TRANSACTIONS WITH INTERESTED PERSONS
                      ------------------------------------

          1. In the absence of bad faith, no contract or transaction by this Corporation shall be void, voidable or


                                      2L
in any way invalid by reason of the fact that it is with an Interested Person.

          2. For this purpose, Interested Person shall mean an officer, director, stockholder or employee of the Corporation, any person in any other way interested in the Corporation, and a corporation or organization in which an officer, director, stockholder or employee of this Corporation is an officer, director, stockholder or employee or in any way interested.

          3. In the absence of bad faith, no Interested Person shall be liable because of his interest in this Corporation to the Corporation or any other Interested Person for any loss or expense incurred by reason of such contract or transaction or be accountable for any gain or profit realized from such contract or transaction.

          4. The provisions of this Article shall be operative notwithstanding the fact that the presence of an Interested Person was necessary to constitute a quorum at a meeting of Directors or stockholders of the Corporation at which such contract or transaction was authorized or that the vote of an Interested Person was necessary for the authorization of such contract or transaction.

          The Corporation reserves the right to amend or repeal any provision contained in these Articles of Organization in the manner now or hereafter prescribed by the law of the Commonwealth of Massachusetts and all rights herein conferred upon stockholders or Directors are granted subject to this reservation.


                                      2M

                           Description of Amendments
                           -------------------------


Article 2:     Amended to update the purposes of the corporation.

Article 3: Amended to increase the number of shares authorized and to change the par value of the shares.

Article 4: Headings have been added. Cash dividends paid to holders of Serial Preference Stock may be, but are no longer required to be, cumulative.

Article 6: The order of sections has changed. Old section 6(c), describing the permissible places for Stockholder meetings, has been eliminated. A provision has been added whereby the Company preserves the right to amend or repeal portions of the Articles of Organization. A provision has been added describing the powers of the Board of Directors.



                                      2N

                                  ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.


                                  ARTICLE VII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is: Three New England Executive Park, Burlington, MA 01803

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                     NAME                    RESIDENTIAL ADDRESS              POST OFFICE ADDRESS
President:    John F. Reno                31 Prospect St., Winchester, MA 01890
Treasurer:    Allan M. Kline              34 Phillips Rd., Sudbury, MA 01776
Clerk:        Peter B. Tarr               3 Brooks Circle, Beverly, MA 01915
Directors:    William R. Cook             937 Macclesfield Rd., Furlong, PA 18925
              O. Gene Gabbard             102 Marsaille Place, Cary, NC 27511
              L. Dennis Kozlowski         59 Harbor Rd., Rye, NH 03870
              Richard K. Lochridge        191 Commonwealth Ave., Boston, MA 02116
              Peter Van Cuylenburg        12620 Zappettini Crt., Los Altos Hills, CA 94022
              Robert G. Paul              1965 Mornington Lane, #14, Cleveland Heights, OH 44106
              John F. Reno                31 Prospect St., Winchester, MA 01890

c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: March

d. The name and business address of the resident agent, if any, of the corporation is:

**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below. See Page 2N.

SIGNED UNDER THE PENALTIES OF PERJURY, this 21st day of May, 1998

/s/ Mark V.B. Tremallo                   ,    *Vice President
-----------------------------------------     Mark V.B. Tremallo


/s/ Peter B. Tarr                        ,    *Clerk
-----------------------------------------     Peter B. Tarr




**  Delete the inapplicable words.  **  If there are no amendments, state 'None'

                       THE COMMONWEALTH OF MASSACHUSETTS


                    (General Laws, Chapter 156B, Section 74)



================================================================================



                    I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $150,500 having been paid, said articles are deemed to have been filed with me this 21st day of May, 1998.

                    Effective Date:____________________________________



                           /s/ William Francis Galvin



                             WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth






                         TO BE FILLED IN BY CORPORATION
                     Photocopy of documents to be sent to:



                     Mary C. Kelly Burke
                     Ropes & Gray
                     One International Place, Boston, MA  02110
                     Telephone:  617-951-7545